UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 8, 2011

SquareTwo Financial Corporation

 (Exact Name of Registrant as Specified in its Charter)

Delaware	333-170734	84-1261849
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4340 South Monaco Street, Denver, Colorado 80237

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 303-296-3345

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On April 8, 2011, SquareTwo Financial Corporation (“SquareTwo”) consummated its offer to exchange its outstanding 11.625% Senior Second Lien Notes due 2017, which were sold on April 7, 2010 in transactions not requiring registration under the Securities Act of 1933, as amended (the “Securities Act”), for an equal aggregate principal amount of its newly issued 11.625% Senior Second Lien Notes due 2017, which have been registered under the Securities Act. All of the outstanding unregistered senior second lien notes, representing an aggregate principal amount of $290 million, were exchanged. SquareTwo received no cash proceeds from the issuance of the exchange notes in the exchange offer. The exchange offer expired on April 8, 2011.

The new senior second lien notes have terms substantially identical to the terms of the original senior second lien notes, except that the offering of the new senior second lien notes was registered under the Securities Act, and the transfer restrictions, registration rights and related additional interest terms applicable to the original notes do not apply to the exchange notes.

The original notes surrendered in exchange for the new exchange notes were retired and cancelled and may not be reissued. Accordingly, the issuance of the exchange notes did not result in any increase in SquareTwo’s outstanding indebtedness or in the obligations of the guarantors of the notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SQUARETWO FINANCIAL CORPORATION

Date: April 11, 2011	By:	/s/ THOMAS G. GOOD
Name: Thomas G. Good
Title: General Counsel